                                                                     Exhibit 3.7

                                State of Delaware

                        Office of the Secretary of State    PAGE 1

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FRONTRUNNER WORLDWIDE, INC." AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF INCORPORATION, FILED THE FOURTH DAY OF OCTOBER, A.D. 1993, AT 10 O'CLOCK A.M.

                         [SEAL OF THE SECRETARY'S OFFICE
                               STATE OF DELAWARE]


                                         /s/ Edward J. Freel, Secretary of State
                                         ---------------------------------------
                                           Edward J. Freel, Secretary of State

2353613  8100H                             AUTHENTICATION: 0056861

991461083                                           DATE: 11-01-99

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 10:00 AM 10/04/1993
   932775078 - 2353613

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FrontRunner Worldwide, Inc.

         *************************************************************

      1. The name of the corporation is FrontRunner Worldwide, Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted are:

      To provide world-wide transportation and related services, or to arrange such services;

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; and

      In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

      4. The total number of shares of stock which the corporation shall have authority to issue is 1,000, which shall be common stock with full voting powers. The par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

      5. The name and mailing address of each incorporator is

      NAME                                MAILING ADDRESS
      ----                                ---------------

      Elliot R. Lewis                     5001 U.S. Highway 30 West
                                          Fort Wayne, Indiana 46818

      6. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

      NAME                                MAILING ADDRESS
      ----                                ---------------

      R. Alan Brogan                      5001 U.S. Highway 30 West
                                          Fort Wayne, Indiana 46818

      Gerald A. Burns                     5001 U.S. Highway 30 West
                                          Fort Wayne, Indiana 46818

      Ronald L. Milewski                  5002. U.S. Highway 30 West
                                          Fort Wayne, Indiana 46818

      7. The corporation is to have perpetual existence.

      8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

      To make, alter or repeal the by-laws of the corporation.

      When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      I, THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of September, 1993.


                                            /s/ Elliot R. Lewis
                                            ------------------------------------
                                            Elliot R. Lewis


                                       3